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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders of Boyd Gaming Corporation and Subsidiaries:

We consent to the incorporation by reference in Registration Statement
No. 33-17941, No. 33-76484, No. 33-79895, and No. 33-85022 of Boyd Gaming
Corporation and Subsidiaries on Form S-8 of our report dated February 14, 2001, appearing in the Annual Report on Form 10-K of Boyd Gaming Corporation and Subsidiaries for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP
-------------------------
    Deloitte & Touche LLP


Las Vegas, Nevada
March 13, 2001